Exhibit 10.1

LOAN NUMBER 0135164201 NOTE AMOUNT $8,000,000.00	LOAN NAME MusclePharm Corporation INDEX (w/ Margin) Wall Street Journal Prime plus $2.000%	ACCT. NUMBER 35 1642 RATE 5.250% Creditor Use Only	NOTE DATE 09/12/14 MATURITY DATE 09/12/17	INITIALS 1286 LOAN PURPOSE Commercial

PROMISSORY NOTE

(Commercial - Revolving Draw)

DATE AND PARTIES. The date of this Promissory Note (Note) is September 12, 2014. The parties and their addresses are:

LENDER:

ANB BANK

3033 E. First Avenue

Denver, CO 80206

Telephone: (303) 394-5100

BORROWER:

MUSCLEPHARM CORPORATION

a Nevada Corporation

4721 Ironton Street #A

Denver, CO 80239

1.	DEFINITIONS. A s used in this Note, the terms have the following meanings:
A.	Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, any participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.
B.	Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.
C.	Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note. ,
D.	Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.
E.	Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.
F.	Percent. Rates and rate change limitations are expressed as annualized percentages.
G.	Dollar Amounts. All dollar amounts will be payable in lawful money of the United States of America.

2.	PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum outstanding principal balance of $8,000,000.00 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note is paid in full and you have no further obligations to make advances to me under the Loan.

I may borrow up to the Principal amount more than one time.

All advances made will be made subject to all other terms and conditions of the Loan.

3.	INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 5.250 percent (Interest Rate) until September 13, 2014, after which time it may change as described in the Variable Rate subsection.
A.	Interest After Default. If you declare a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note. In such event, interest will accrue on the outstanding Principal balance at 28.000 percent until paid in full.
B.	Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater. A mounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.
C.	Statutory Authority. The amount assessed or collected on this Note is authorized by the Colorado usury laws under Colo. Rev. Stat. § 5-12- 103.
D.	Accrual. Interest accrues using an Actual/360 days counting method.
E.	Variable Rate. The Interest Rate may change during the term of this transaction.
(1)	Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base rate on corporate loans posted by at least 70% of the 1O largest U.S. banks known as the Wall Street Journal U.S. Prime Rate.

The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

(2)	Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change September 13, 20 14 and daily thereafter.
(3)	Calculation Of Change. On each Change Date you will calculate the Interest Rate, which will be the Current Index plus 2.000 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new lnterest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.
(4)	Limitations. The Interest Rate changes are subject to the following limitations:
(a)	Lifetime. The Interest Rate will never be less than 5.250 percent.
(5)	Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

4.	ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and charges.
A.	Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

Doc Prep Fee. A(n) Doc Prep Fee fee of $250.00 payable from separate funds on or before today's date.

UCC Recording. A(n) UCC Recording fee of $16.00 payable from separate funds on or before today's date.

Loan. A(n) Loan fee of $80,000.00 payable from separate funds on or before today's date.

5.	REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment.

Additional remedial charges may be described elsewhere in this Note.

A.	Late Charge. If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment or $25.00, whichever is greater. I will pay this late charge promptly but only once for each late payment.

6.	GOVER NING AGREEMENT. This Note is further governed by the Commercial Loan Agreement \ executed between you and me as a part of this Loan, as modified, amended or supplemented. The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated. When I sign this Note, I represent to you that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

7.	PAYMENT. I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning October 12, 2014, then on the same day of each month thereafter. A final payment of the entire unpaid outstanding balance of Principal and interest will be due September 12, 2017.

MusclePharm Corporation Colorado Promissory Note C0/4 DAISY.CA00000000000674042091014N	Wolters Kluwer Financial Services ©1996, 20 14 Bankers Systems™

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled Jo be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Interest payments will be applied first to any charges I owe other than late charges, then to accrued, but unpaid interest, then to late charges. Principal payments will be applied first to the outstanding Principal balance, then to any late charges. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

8.	PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9.	LOAN PURPOSE. The purpose of this Loan is for working capital line of credit.

10.	ADDITIONAL TERMS. Borrower to pay a termination penalty if the credit line is refinanced with another lender. The penalty will be $240,000.00 for the first 12-month term, $160,000.00 for the second 12-month term, and $80,000.00 of the final 12-month term of the agreement.

IMPROVED REAL ESTATE: If this note is secured by improved real property, and should the real property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan and any prior liens on 'the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

GOVERNING LAW, WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. I, BY MY EXECUTION OF THIS AGREEMENT, ACKNOWLEDGE AND AGREE THAT IN CONNECTION WITH ANY LITIGATION, ACTION , CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, AR ISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THIS AGREEMENT, THE LOAN, THE PROPERTY, ANY SECURITY RELATING TO THE LOAN OR ANY OTHER LOAN DOCUMENTS, YOUR RELATIONSHIP WITH ME OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING, (i) THE PARTIES WAIVE ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL (THAT IS, SPECIAL OR INDIRECT) OR PUNITIVE DAMAGES, (ii) YOU AND WE AGREE THAT ANY PROCEEDING RELATING TO THE FOREGOING WILL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA AND CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURTS, AGREE TO INSTITUTE ANY SUCH LITIGATION IN SUCH COURTS, CONSENT TO SERVICE OF PROCESS BY MAIL AND WAIVE ANY RIGHT WE MAY HAV E TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN SUCH COURTS ARIS ING OUT OF THE MATTERS DESCRIBED ABOVE.

LATE FEES. In addition to any other amounts payable under any Loan Document, if any monthly or other periodic payment of principal, interest or any other amount payable by me is not paid within 10 days after it is due, I will also immediately pay a late fee equal to the greater of 5% of the delinquent payment or $25 (or, if less, the maximum amount permitted by applicable law). Such amount shall be immediately due under this Note and my obligation to pay it shall be an additional obligation secured by the Property and shall not limit any other rights or remedies you may have in connection with any default that may exist by virtue of such late payment or otherwise.

11.	SECURITY. The Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document
Security Agreement - MusclePharm Corporation	MusclePharm Corporation

12.	DUE ON SALE OR ENCUMBRANCE. You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property. This right is subject to the restrictions imposed by federal law, as applicable. However, if I am in default under this Agreement, I may not sell the inventory portion of the Property even in the ordinary course of business.

13.	WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.
A.	Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.
(1)	You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.
(2)	You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
(3)	You may release, substitute or impair any Property securing this Note.
(4)	You, or any institution participating in this Note, may invoke your right of set-off.
(5)	You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.
(6)	I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.
B.	No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

14.	COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

15.	APPLICABLE LAW. This Note is governed by the laws of Colorado, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such stale laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Colorado, unless otherwise required by law.

16.	JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

17.	AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable. No present or future agreement securing any other debt I owe you will secure the payment of this Loan if, with respect to this loan, you fail to fulfill any necessary requirements or conform to any limitations of Regulations Z and X that are required for loans secured by the Property or if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

18.	INTERPRETA TION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not 10 be used to interpret or define the terms of this Note.

19.	NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

20.	CREDIT INFORMATION. I agree to supply you with whatever information you reasonably feel you need to decide whether to continue this Loan. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

21.	ERRORS AND OMISSIONS. I agree, if requested by you. to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

22.	WAIVER OF JURY TRIAL. All of the parties to this Note knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Note or any other Loan Document or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counselor that each party had the opportunity to do so.

23.	SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

MusclePharm Corporation Colorado Promissory Note C0/4 DAISY.CA00000000000674042091014N	Wolters Kluwer Financial Services ©1996, 20 14 Bankers Systems™

BORROWER:

LENDER:

MusclePharm Corporation Colorado Promissory Note C0/4 DAISY.CA00000000000674042091014N	Wolters Kluwer Financial Services ©1996, 20 14 Bankers Systems™